Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              BARNES & NOBLE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                    06-119501
                                (I.R.S. Employer
                               Identification No.)

                                122 Fifth Avenue
                            New York, New York 10011
              (Address and Zip Code of Principal Executive Offices)

          Barnes & Noble, Inc. Amended and Restated 1996 Incentive Plan
                            (Full title of the plan)

                                 Leonard Riggio
                              Chairman of the Board
                              Barnes & Noble, Inc.
                                122 Fifth Avenue
                            New York, New York 10011
                                 (212) 633-3300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Jay M. Dorman, Esq.
                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed     Proposed
Title of                                 Maximum      Maximum       Amount
Securities               Amount         Offering     Aggregate        of
to be                     to be           Price       Offering   Registration
Registered              Registered      Per Share(1)  Price(1)       Fee
--------------------------------------------------------------------------------

Common Stock,            3,500,000 (2)    $29.35    $102,725,000   $9,450.70
 par value
 $.001 per share
================================================================================

(1) Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 13, 2002.

(2) Represents the increase in the maximum number of shares reserved for issuance under the Registrant's Amended and Restated 1996 Incentive Plan (the "Plan"). An aggregate of 11,000,000 shares have been previously registered under the Registrant's Form S-8 (No. 333-27033) filed May 13, 1997 and Form S-8 (No. 333-59111) filed July 15, 1998. In accordance with Rule 416, this Registration Statement also covers an indeterminate number of shares that may become issuable by reason of the anti-dilution provisions of the Plan.

                      STATEMENT UNDER GENERAL INSTRUCTION E

                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S 8, this Registration Statement is filed solely to register an additional 3,500,000 shares of Common Stock, par value $.001 per share, of the Registrant reserved for issuance under the Registrant's Amended and Restated 1996 Incentive Plan. This increase was approved by a majority vote of the Board of Directors of the Registrant on March 14, 2002, and approved by a majority vote of the stockholders on June 4, 2002. Pursuant to Instruction E, the contents of the Registrant's Registration Statement on Form S 8, File No. 333-27033, and Registration Statement on Form S-8, File No. 333-59111, including without limitation periodic reports that the Registrant filed, or will file, after such Forms S 8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1 Barnes & Noble, Inc. Amended and Restated 1996 Incentive Plan, as amended and restated June 4, 2002.

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

23.2 Independent Auditor's Consent of BDO Seidman, LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of June, 2002.

                                 BARNES & NOBLE, INC.

                                 By: /s/ Leonard Riggio
                                    -------------------------
                                        Leonard Riggio
                                        Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Leonard Riggio, Stephen Riggio and Michael N. Rosen, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                     Title                              Date

/s/ Leonard Riggio          Chairman of the Board and Director     June 10, 2002
--------------------------
Leonard Riggio

/s/ Stephen Riggio          Vice Chairman, Chief Executive         June 10, 2002
--------------------------   Officer and Director (Principal
Stephen Riggio               Executive Officer)

/s/ Maureen E. O'Connell    Chief Financial Officer (Principal     June 10, 2002
--------------------------   Financial and Accounting Officer)
Maureen E. O'Connell

/s/ Matthew A. Berdon       Director                               June 10, 2002
--------------------------
Matthew A. Berdon

/s/Michael J. Del Guidice   Director                               June 10, 2002
--------------------------
Michael J. Del Guidice

/s/ William Dillard II      Director                               June 10, 2002
--------------------------
William Dillard II

/s/ Irene R. Miller         Director                               June 10, 2002
--------------------------
Irene R. Miller

/s/ Margaret T. Monaco      Director                               June 10, 2002
--------------------------
Margaret T. Monaco

/s/ Michael N. Rosen        Director                               June 10, 2002
--------------------------
Michael N. Rosen

/s/ William Sheluck, Jr.    Director                               June 10, 2002
--------------------------
William Sheluck, Jr.

                                  EXHIBIT INDEX



No.   Document

4.1 Barnes & Noble, Inc. Amended and Restated 1996 Incentive Plan, as amended and restated June 4, 2002.

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

23.2 Independent Auditor's Consent of BDO Seidman, LLP.

24.1 Power of Attorney (included on signature page of this Registration Statement).